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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT

            AGREEMENT made this 28 day of October, 1999, by and between AGENCY.COM LTD., a New York corporation (the "Company"), and CHARLES T. DICKSON (the "Executive").

                              W I T N E S S E T H:

            WHEREAS, the Company wishes to employ the Executive and the Executive wishes to accept such employment upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Employment

            The Company agrees to employ the Executive during the Term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

      2. Term

            Subject to paragraphs 6 and 7 below and the other terms and conditions of this Agreement, the Executive's employment by the Company shall be for a term commencing on November 1, 1999 and expiring on the close of business on October 31, 2002 (the "Initial Term"); provided, however, that the term of the Executive's employment by the Company shall be automatically renewed for successive three-year periods thereafter (each, an "Additional Term") unless and until either party shall give to the other no more than nine and no less than six months advance written notice of expiration of the term (a "Notice of Non-Renewal ") (the Initial Term and any Additional Terms are collectively referred to as the "Term"). The Company shall have the right at any time during such notice period (the "Notice Period"), to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his salary compensation and other benefits as provided in this Agreement. The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor (including without limitation death), is referred to in this Agreement as the "Date of Termination".
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      3. Duties and Responsibilities

            (a) During the Term, the Executive shall have the position of Chief Financial Officer of the Company. The Executive shall report to the Chief Executive Officer of the Company (the "CEO"), at such times and in such detail as he shall reasonably require.

            (b) The Executive shall perform such executive and managerial duties and responsibilities customary to his offices and as are reasonably necessary to the operations of the Company and its subsidiaries and as may be assigned to him from time to time by or under authority of the CEO, consistent with his positions as designated in paragraph 3(a) above.

            (c) The Executive (i) will use his best reasonable efforts to ensure that the Company and its subsidiaries comply on a timely basis with all budgetary and reporting requirements reasonably requested by the CEO and (ii) will not incur obligations on behalf of the Company or any subsidiary other than in the ordinary course of business or enter into any transaction on behalf of the Company or any subsidiary not in the ordinary course of business without the approval of the CEO.

            (d) The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote all of his business time and attention, his best efforts, and all of his skill and ability to promote the interests of the Company and its subsidiaries, (ii) carry out his duties in a competent and professional manner, and (iii) work with other employees of the Company and its subsidiaries in a competent and professional manner. Notwithstanding the foregoing, the Executive shall be permitted to engage in charitable and civic activities, and manage his personal passive investments, provided that such passive investments are not in a company which transacts business with the Company or one of its subsidiaries or engages in business competitive with that conducted by the Company or one of its subsidiaries (or, if such company does transact business with the Company or a subsidiary or does engage in a competitive business, it is a publicly held corporation of which the Executive owns less than 1/4 of 1% of its outstanding shares); provided, that such activities (individually or collectively) do not materially interfere with the performance of the Executive's duties and responsibilities under this Agreement.

            (e) During the Term, the Executive's services hereunder shall be performed at the offices of the Company in New York, New York, subject to necessary travel requirements of his position and duties hereunder.

      4. Compensation

            (a) As compensation for his services hereunder and in consideration of his non-solicitation/non-servicing and non-disclosure covenants as set forth in paragraph 8 below, during the Term the Company shall pay the Executive in accordance with its normal


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payroll practices an annualized base salary of $250,000. The Executive's base salary may be increased (but not decreased) by or under the authority of the CEO in accordance with the then salary review policy of the Company and within the guidelines and budgetary procedures of the Company.

            (b) In addition to the salary compensation set forth in clause (a), during the Term the Executive shall be entitled to receive a guaranteed annual bonus of $100,000, payable in quarterly installments on the last day of each calendar quarter. The first installment, payable on December 31, 1999, shall be in the amount of $16,667; subsequent installments during the Term shall be in the amount of $25,000 each except for the final payment which will be in the amount of $8,333.

            (c) In addition to the guaranteed bonus compensation set forth in clause (b), during the Term the Executive shall be eligible to receive discretionary annual bonus compensation of up to $100,000. Such discretionary bonus will be payable with the first payroll of each November during the Term (except the discretionary bonus, if any, with respect to the final year of the Term will be paid promptly following the expiration of the Term), and will be based on the Executive's performance, measured against objectives agreed to by the Executive and the Chief Executive Officer.

            (d) The Executive shall be eligible to participate in the Company's 1999 Stock Option/Stock Issuance Program (or any successor plan) and to receive awards thereunder. Award shall be at the discretion of the Compensation Committee of the Company.

            (e) The bonuses provided in this paragraph 2 for the Executive shall be in lieu of participation by the Executive in any other Company-sponsored bonus plans.

      5. Expenses; Fringe Benefits

            (a) The Company agrees to pay or to reimburse the Executive for all reasonable, ordinary and necessary documented business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

            (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs made available generally to the Company's senior executives or to its employees (including without limitation, medical, disability and life insurance


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programs, accidental death and dismemberment protection and business travel insurance), subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

            (c) During the Term, the Executive shall be eligible to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) and stock option and restricted stock plans made available generally to the Company's senior executives or to its employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect which are made available generally to the Company's senior executives or to its employees generally.

            (d) The Executive shall be entitled to four weeks paid vacation annually (on a non-cumulative basis, except as otherwise provided under standard Company policy), to be taken at such time(s) as shall not, in the reasonable judgment of the Board, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect generally for its employees.

      6. Termination

            (a) The Company, by direction of the CEO, shall be entitled to terminate the Term and to discharge the Executive for "cause" effective upon the giving of written notice. The term "cause" shall be limited to the following grounds:

                  (i) the Executive's repeated failure or refusal to materially perform his duties and responsibilities as set forth in paragraph 3 hereof other than by reason of his disability (as defined in paragraph 7 below), or the failure of the Executive to devote his attention exclusively to the business and affairs of the Company and its subsidiaries in accordance with the terms hereof (other than by reason of his disability), in each case if such failure or refusal is not cured within 30 days after written notice thereof to the Executive by the Company;

                  (ii) the willful misappropriation of the funds or property of the Company or any subsidiary;

                  (iii) use of alcohol or illegal drugs, materially interfering with the performance of the Executive's obligations under this Agreement, continuing after written warning;


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                  (iv) conviction in a court of law of, or entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty or theft;

                  (v) the material nonconformance with the Company's standard business practices and policies, including without limitation, a finding by the arbitrator appointed pursuant to paragraph 19 that the Executive has violated the Company's policies against racial or sexual discrimination or harassment, made known to the Executive, which nonconformance is not cured (if curable) within 30 days after written notice to the Executive by the Company;

                  (vi) the commission in bad faith by the Executive of any act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company or any subsidiary; and

                  (vii) any material breach (not covered by any of the clauses
            (i) through (vi) above) of any term, provision or condition of this Agreement, if such breach is not cured (if curable) within 30 days after written notice thereof to the Executive by the Company.

Any notice required to be given by the Company pursuant to clause (i), (v) or
(vii) above shall specify the specific nature of the claimed breach and the manner in which the Company requires such breach to be cured (if curable). In the event that the Executive is purportedly terminated for cause and the arbitrator appointed pursuant to paragraph 19 below determines that "cause" as defined herein was not present, then such purported termination for cause shall be deemed a termination by the Company "without cause" pursuant to paragraph 6(d) below and the Executive's rights and remedies will be governed by paragraph 6(d) below, in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

            (b) Provided that the Executive is not then otherwise in material breach of this Agreement, the Executive shall be entitled to terminate this Agreement and the Term hereunder for "Good Reason" at any time during the Term by written notice to the Company. "Good Reason" shall be limited to a breach by the Company of a material term of this Agreement, which breach remains uncured for a period of 30 days after written notice of such breach from the Executive to the Company (such notice to specify the specific nature of the claimed breach and the manner in which the Executive requires such breach to be cured).

            (c) In the event of the termination of the employment of the Executive with the Company as a result of a termination pursuant to a Notice of Non-Renewal under paragraph 2 above, a voluntary resignation by the Executive, termination by the Company "with cause", or as a result of termination due to death or disability, the Executive shall be entitled to the following payments and benefits, subject to any appropriate offsets, as


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permitted by applicable law, for debts or money due to the Company or an affiliate thereof (collectively, "Offsets"):

                  (i) unpaid salary compensation and any unused accrued vacation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination;

                  (ii) a pro rata share of the guaranteed bonus payable to the
            Executive under paragraph 4(b) above;

                  (ii) all benefits, if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable plans and programs in which he participated as an employee of the Company, and all amounts earned, accrued or owing to the Executive through the Date of Termination under any incentive compensation plan or program in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs; and

                  (iv) the right to exercise any vested option and the vesting of any unvested option shall be determined in accordance with the terms of the plan under which such option was granted (provided, however, that if the termination is due to the death of the Executive, the vesting of those options theretofore granted to the Executive and which would have vested during the twelve-month period following his death shall be accelerated to precede the Date of Termination).

In the event of the termination of the Executive's employment as a result of a termination pursuant to a Notice of Non-Renewal properly given under paragraph 2 above, a voluntary resignation by the Executive, termination by the Company "with cause", death or disability, except as provided in this paragraph 6(c), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company.

            (d) The Company shall have the right at any time during the Term to terminate the employment of the Executive "without cause" by giving written notice to the Executive indicating that the Company has terminated the Agreement "without cause" under this paragraph 6(d) and setting forth the Date of Termination. It is understood and agreed that a termination pursuant to a Notice of Non-Renewal properly given pursuant to paragraph 2 shall not be deemed to be a termination "without cause". In the event of a termination by the Company "without cause" or a termination by the Executive for "Good Reason", the


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Executive shall be entitled to continue to receive from the Company, subject to any Offsets, the following:

                  (i) as severance compensation, his then applicable base salary and pro-rated guaranteed bonus when otherwise payable for twelve months following the Date of Termination;

                  (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the Date of Termination;

                  (iii) all benefits, if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, and all amounts earned, accrued or owing to the Executive through the Date of Termination under any incentive compensation plan in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs;

                  (iiv) continued participation on the same basis (including without limitation, cost contributions) as the other senior executives of the Company in all medical, dental, disability and life insurance coverage (such benefits collectively called the "Continued Plans") in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (x) the end of the period that he receives severance compensation payments under clause (i) of this paragraph 6(d) or (y) the date, or dates, he is entitled to receive coverage and benefits under the same type of plan of a subsequent employer; provided, however, if the Executive is precluded from continuing his participation in any Continued Plan, the after-tax economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above, it being understood that the economic equivalent of a benefit foregone shall be deemed the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and payment of such after-tax economic benefit shall be made quarterly in advance; and

                  (v) the right to exercise any vested option shall be
            determined in accordance with the terms of the plan under which such option was granted; provided, however, that the vesting of those options theretofore granted to the Executive and which would have vested during the twelve-month period following the Date of Termination as set forth in Section 6(d)(i), shall be accelerated to precede the Date of Termination.


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In connection with a termination by the Company "without cause" or by the
Executive for "Good Reason", except as provided in this paragraph 6(d), (x) the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company, and (y) the Executive shall be under no obligation to mitigate his damages or to seek other employment and if the Executive obtains other employment, any compensation earned by the Executive therefrom shall not reduce the Company's severance obligations under clause (i) of this paragraph 6(d). The making of any severance payments and providing the other benefits as provided in this paragraph 6(d) is conditioned upon the Executive signing a general release of the Company and its subsidiaries and affiliates, and its and their respective successors and assigns, officers directors, employees, agents, attorneys and representatives, of any claims (including claims of discrimination) relating to the Executive's employment with the Company or the termination thereof; except such release shall preserve the Executive's rights with respect to the payments and benefits to be received pursuant to this paragraph 6(d) and the Executive's rights of indemnification under the Company's organizational documents and any separate director or officer indemnification agreement with the Company to which he may be a party. Such release shall be in the form then being used by the Company in connection with severance arrangements; it being understood, however that such release shall not increase the Executive's non-solicitation/non-servicing and protection of confidential information obligations to the Company beyond that set forth in paragraph 8 of this Agreement. If the Executive breaches any provisions of such release or the provisions of paragraph 8 of this Agreement, in addition to any other remedies at law or in equity available to it, the Company may cease making any further severance payments and providing the other benefits provided for in this paragraph 6(d), without affecting its rights under this Agreement or the release provided that it (x) promptly takes such action as may be required to have the matter decided by the arbitrator appointed pursuant to paragraph 19, and (y) pending any such determination, makes such payments into an escrow account to be established in accordance with the rules and regulations of the American Arbitration Association.

      7. Disability; Death

            In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to perform such duties for periods aggregating 270 days, whether or not continuous, in any continuous period of 360 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be the date of such death.


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      8. Non-Solicitation/Non-Servicing Agreement and Protection of Confidential
         Information

            (a) The Executive acknowledges (i) the highly competitive nature of the Company's business and the industry in which the Company competes; (ii) that as a key executive of the Company he has participated in and will continue to participate in the servicing of current clients of the Company and/or the solicitation of prospective clients of the Company, through which, among other things, the Executive has obtained and will continue to obtain knowledge of the "know-how" and business practices of the Company, in which matters the Company has a substantial proprietary interest; (iii) that his employment hereunder requires the performance of services which are special, unique, extraordinary and intellectual in character, and his position with the Company placed and places him in a position of confidence and trust with the clients and employees of the Company; and (iv) that his rendering of services to the clients of the Company necessarily requires the disclosure to the Executive of confidential information (as defined in paragraph 8(b) below) of the Company. In the course of the Executive's employment with the Company, the Executive has and will continue to develop a personal relationship with the clients of the Company and a knowledge of those clients' affairs and requirements, and that the relationship of the Company with its established clientele has been and will continue to be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is reasonable and necessary for the protection of the confidential information, goodwill and business of the Company that the Executive make the covenants contained herein and that the Company would not have entered into this Agreement unless the covenants set forth in this paragraph 8 were contained in this Agreement. Accordingly, the Executive agrees that during the period that he is employed by the Company and thereafter through the later of (x) October 31, 2002 and (y) two years after the Date of Termination, he shall not, as an individual, consultant, partner, shareholder, employee or in any other capacity whatsoever, or in association with any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the
Company:

                  (i) attempt in any manner to solicit or accept from any client business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of business which any such client has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts; or

                  (ii) employ as an employee or retain as a consultant any
            person who is then or at any time during the preceding twelve months was an employee of or exclusive consultant to the Company, or persuade or attempt to persuade any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a


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            consultant by anyone other than the Company; or

                  (iii) render to or for any client any services of the type rendered by the Company.

As used in this paragraph 8, the term "Company" shall mean the Company and each of its subsidiaries and the term "client" shall mean (1) anyone who is a client of the Company on the Date of Termination or, if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called the "Determination Date"); (2) anyone who was a client of the Company at any time during the one year period immediately preceding the Determination Date; (3) any prospective client to whom the Company had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Determination Date; and (4) any prospective client to whom the Company made a new business presentation (or similar offering of services) at any time within six months after the Date of Termination (but only if the initial discussions between the Company and such prospective client relating to the rendering of services occurred prior to the Date of Termination, and only if the Executive participated in or supervised such discussions). For purposes of this clause, it is agreed that a "new business presentation or similar offering of services" or a "discussion" does not include general mailings, telephone solicitations, unsolicited credentials presentations not responding to requests for proposals or incidental contacts. In addition, if the client is part of a group of companies which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a "Client Group"), the term "client" as used herein shall include each entity, division and operating unit of the Client Group where the same management group of the Client Group has the decision making authority with respect to contracting for services of the type rendered by the Company, but shall not include any part of the Client Group where the management group is not the same management group that has the decision making authority or significant influence with respect to contracting for services of the type rendered by the Company. Finally, it is understood and agreed that nothing contained herein shall restrict the ability of the Executive to serve as chief financial officer or otherwise render strictly financial services to any entity.

Notwithstanding anything to the contrary contained in this paragraph 8(a), if the Company defaults in the payment to the Executive of any severance compensation when due under the provisions of paragraph 6(d)(i) above, which default is not cured within 30 days after written notice thereof to the Company by the Executive, the restrictions set forth in this paragraph 8(a) shall terminate unless the Company pays the Executive all amounts then due to the Executive as determined by the arbitration panel, in which case such restrictions shall remain in full force and effect. During the pendency of any dispute as to whether the Company is justified in ceasing to make such severance payments as permitted under the provisions of paragraph 6(d) above, the restrictions set forth in this paragraph 8(a) shall remain in full force and effect and the Company shall make all such payments promptly as they become


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due into an escrow account to be established in accordance with the rules and regulations of the American Arbitration Association. .

            (b) In the course of the Executive's employment with the Company he will acquire and have access to confidential or proprietary information about the Company and/or its clients, including but not limited to, trade secrets, methods, models, passwords, access to computer files, financial information and records, computer software programs, agreements and/or contracts between the Company and its clients, client contacts, the marketing and/or creative policies and ideas, advertising campaigns, media plans and budgets, practices, concepts, strategies, and methods of operations, financial or business projections of the Company, and information about or received from clients and other companies with which the Company does business. The foregoing shall be collectively referred to as "confidential information". The Executive is aware that the confidential information is not readily available to the public and accordingly, the Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information, or utilize such confidential information for his own benefit, or for the benefit of third parties. The Executive agrees that the foregoing restrictions shall apply whether or not any such information is marked "confidential". The term "confidential information" does not include information which (i) becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company or a client of the Company or (iii) the Executive's personnel files or personal materials. In the event that the Executive becomes legally required to disclose any confidential information, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph 8(b) to permit a particular disclosure. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 8(b) to permit a particular disclosure, the Executive will furnish only that portion of the confidential information which he is legally required to disclose and, at the Company's expense, will cooperate with the efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information. The Executive further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "material") compiled by him or made available to him during his employment with the Company (whether or not the material contains confidential information) shall be the property of the Company and shall be delivered to the Company on the termination of the Executive's employment with the Company or at any other time upon request. Except in connection with the Executive's employment with the Company, the Executive agrees that he will not make or retain copies or excerpts of the material.

            (c) If the Executive commits a breach or is about to commit a breach, of


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any of the provisions of paragraphs 8(a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by the arbitrator appointed under paragraph 19 or by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show they have sustained by reason of such breach. If the Company commences such an action and it is concluded that the Executive has not breached or attempted to breach the provisions of paragraphs
(a) or (b), the Company shall reimburse the Executive the reasonable legal fees incurred in defending such an action; if it is concluded that the Executive has breached or attempted to breach the provisions of paragraphs (a) or (b), the Executive shall reimburse the Company the reasonable legal fees incurred in prosecuting such an action.

            (d) The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of paragraphs 8(a) and (b) above are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company described above, other legitimate business interests of the Company and the goodwill associated with the business of the Company, (ii) that the business of the Company currently extends throughout the United States and other areas of the world, and that the Executive will engage in such business pursuant to the terms of this Agreement throughout the United States and other areas of the world, and (iii) that the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties. It is further understood and agreed that the clients of the Company may be serviced from any location and accordingly it is reasonable that the covenants set forth herein are not limited by narrow geographic area but instead by the location of such clients and potential clients. The Executive specifically acknowledges that his being restricted from soliciting and servicing clients and prospective clients as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants contained in paragraphs 8(a) or (b), or any part thereof, is held to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, the parties agree (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by the court or arbitration panel making such determination and (y) in its reduced form, such covenant shall then be enforceable, but such reduced form of agreement shall only apply with respect to the operation of this paragraph 8 in the particular jurisdiction in which such adjudication is made.

      9. Intellectual Property

            During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company and its subsidiaries, including without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, planning, marketing and/or creative policies, advertising campaigns, media campaigns, and budgets, practices, concepts, strategies, and methods of operations, financial or business projections, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request and expense, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

      10. Enforceability

            The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

      11. Assignment

            This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company.

      12. Modification

            This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

      13. Severability; Survival

            In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

      14. Life Insurance

            The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and
(c) at the Company's expense, take any reasonably required medical examinations.

      15. Notice

            Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission (if electronically confirmed) or prepaid overnight courier service, and in each case, addressed as follows:

            If to the Executive:

            Charles T. Dickson
            Agency.Com Ltd.
            665 Broadway
            New York, NY 10012

      with a copy to:

            J. Vincent Reppert
            Reppert Kelly & Wohlgemuth
            Fleet Bank Center
            105 Elm Street
            Westfield, NJ 07090
            Fax: (908) 317-9242

            If to the Company:

            Agency.Com Ltd.
            665 Broadway
            New York, NY 10012
            Attention: Chief Executive Officer
            Fax: (212) 358-8259

      with a copy to:

            Janet Ambrosi Wertman, Esq.
            1111 Chautauqua Blvd.
            Pacific Palisades, CA 90272
            Fax: (310) 230-6936

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

      16. Applicable Law

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without application of conflict of law provisions applicable therein.

      17. No Conflict

            The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

      18. Entire Agreement

            This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby .

      19. Arbitration

            (a) If any dispute arises between the Executive and the Company that the parties cannot resolve themselves, including any dispute over the application, validity, construction, or interpretation of this Agreement, arbitration in accordance with the then-applicable rules of the American Arbitration Association shall provide the exclusive remedy for resolving any such dispute, regardless of its nature; provided, however, that the Company may enforce the Executive's obligations under paragraphs 8 and 9 hereof by an action for injunctive relief and damages in a court of competent jurisdiction at any time prior or subsequent to the commencement of an arbitration proceeding as herein provided.

            (b) This paragraph 19 shall apply to claims arising under state and federal statutes, local ordinances, and the common law. The arbitrator shall apply the same substantive law that a court with jurisdiction over the parties and their dispute would apply under the terms of this Agreement. The arbitrator's remedial authority shall equal the remedial power that a court with jurisdiction over the parties and their dispute would have, including the right to award punitive damages. The arbitrator shall, upon an appropriate motion, dismiss any claim brought in arbitration if he or she determines that the claim could not properly have been pursued through court litigation. If the then-applicable rules of the American Arbitration Association conflict with the procedures of this paragraph 19, the latter shall apply.

            (c) If the parties cannot agree upon an arbitrator, the parties shall select a single arbitrator from a list of seven arbitrators provided by the New York, New York office of the American Arbitration Association. All seven listed arbitrators shall be retired judges experienced in employment law and/or persons actively involved in hearing private cases. If the parties cannot agree on selecting an arbitrator from that list, then the parties shall alternately strike names from the list, with the first party to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator.

            (d) Each party may be represented by counsel or by another representative of the party's choice, and each party shall pay and its own filing or administrative fees. The non-prevailing party (as determined by the arbitrator) shall bear the fees and costs of the arbitrator as well as the reasonable fees and costs of counsel to the prevailing party. In determining which party is the prevailing party in the context of an action taken to enforce rights under paragraph 8, it is understood that if it is concluded that the Executive has not breached or attempted to breach the provisions of paragraph 8(a) or 8(b), the Executive shall be deemed to have prevailed, and if it is concluded that the Executive has breached or attempted to breach the provisions of paragraph 8(a) or (b), the Company shall be deemed to have prevailed.

            (e) The arbitrator shall render an award and opinion in the form typical of those rendered in labor arbitrations, and that award shall be final and binding and non-appealable. To the extent that any part of this paragraph 19 is found to be legally unenforceable for any reason, that part shall be modified or deleted in such a manner as to render this paragraph 19 (or the remainder of this paragraph) legally enforceable and as to ensure that except as provided in clause (b) of this paragraph 19, all conflicts between the Company and the Executive shall be resolved by neutral, binding arbitration. The remainder of this paragraph 19 shall not be affected by any such modification or deletion but shall be construed as severable and independent. If a court finds that the arbitration procedures of this paragraph 19 are not absolutely binding, then the parties intend any arbitration decision to be fully admissible in evidence, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

            (f) Unless the parties agree otherwise, any arbitration shall take place in New York, New York in such location as agreed to by the Company and the Executive. If the parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location within New York, New York.

            (g) The Executive has read and understands this paragraph 19 which discusses arbitration. The Executive understands that by signing this Agreement, the Executive agrees to submit any claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or his employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of the Executive's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following:

                  (i) Any and all claims for wrongful discharge of employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                  (ii) Any and all claims for violation of any federal. state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act and the New York Human Rights Law; and

                  (iii) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment or employment discrimination.

      20. Headings

            The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

      21. Miscellaneous

            (a) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (b) Following the date hereof and regardless of any dispute that may arise in the future, the Executive will not disparage the Company; and the Company will not disparage the Executive.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        AGENCY.COM LTD.


                                        By: /s/ Kenneth Trush
                                            ------------------------------------
                                            Name: Kenneth Trush
                                            Title: Executive Vice President,
                                                     Corporate Development


                                        /s/ Charles T. Dickson
                                        ----------------------------------------
                                        Charles T. Dickson